Exhibit 10.44

AMENDMENT NO. 1 TO THE
ENSCO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

       THIS AMENDMENT No. 1 executed this 6th day of November, 2007, and effective the first day of January, 2008, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

W I T N E S S E T H:

       WHEREAS, the Company adopted the ENSCO 2005 Supplemental Executive Retirement Plan (the "2005 SERP") effective January 1, 2005;

       WHEREAS, the Board of Directors of the Company, upon recommendation of its Nominating, Governance and Compensation Committee (the "Committee"), has approved this Amendment No. 1 to the 2005 SERP during a regular meeting held on November 6, 2007; and

       WHEREAS, the Company now desires to adopt this Amendment No. 1 to the 2005 SERP in order to amend the vesting schedule in Section 4.4 of the 2005 SERP;

       NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 1 to the 2005 SERP:

       1.  Section 4.3 of the SERP is hereby amended by deleting the next to last sentence thereof.

       2.  Section 4.4 of the 2005 SERP is hereby amended to read as follows:

       4.4  Vesting.  Each Participant shall be 100 percent vested in the Automatic Deferrals, Basic Deferrals and Discretionary Deferrals credited to his or her Account, including the earnings thereon if such amounts are invested pursuant to Section 7.2 hereof. A Participant will become vested in the Matching Contributions and the Employer Discretionary Contributions, if any, credited to his or her Account, including the earnings thereon if such amounts are invested pursuant to Section 7.2 hereof, as follows:

Period of Service in Years	Vested Interest

Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

 Notwithstanding the preceding provisions of this Section 4.4, any such Participant who (i) has credit for less than six Years of Service before January 1, 2008 and (ii) receives credit for at least one hour of service under the 401(k) Plan after December 31, 2007 will become vested in all Matching Contributions and Employer Discretionary Contributions, if any, credited to his or her Account, including the earnings thereon if such amounts are invested pursuant to Section 7.2 hereof, as follows:

Period of Service in Years	Vested Interest

Less than 1	0%
1 but less than 2	33-1/3%
2 but less than 3	66-2/3%
3 or more	100%

 In addition, a Participant will become 100 percent vested in the Employer Discretionary Contributions, if any, and Matching Contributions credited to his or her Account, including the earnings thereon if such amounts are invested pursuant to Section 7.2 hereof, regardless of his or her Years of Service, upon the occurrence, while employed by an Employer, of his or her death or Disability, attainment of his or her Normal Retirement Age or termination of the Plan.

       IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has caused this Amendment No. 1 to be executed effective as of the date specified herein.

ENSCO INTERNATIONAL INCORPORATED By: /s/ Charles A. Mills Charles A. Mills, Vice President
-2-